UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010 (May 12, 2010)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 12, 2010. There were present in person or by proxy, holders of 39,851,590 shares of common stock, or 87.75% of all votes eligible for the meeting.

The following directors were elected to serve for a term of one year:
				Broker
	For	Against	Abstain	Non-Vote
David A. Bell	37,219,349	227,194	1,248	2,403,799
Robert A. Bowman	37,061,327	365,163	21,301	2,403,799
Richard Karl Goeltz	33,398,100	4,028,391	21,300	2,403,799
Joseph R. Gromek	37,434,304	12,307	1,180	2,403,799
Sheila A. Hopkins	37,434,488	12,112	1,191	2,403,799
Charles R. Perrin	37,351,278	75,185	21,328	2,403,799
Nancy A. Reardon	37,371,465	75,135	1,191	2,403,799
Donald L. Seeley	37,351,033	75,430	21,328	2,403,799
Cheryl Nido Turpin	37,412,567	13,912	21,312	2,403,799

The proposal for Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011 was ratified. The votes were 38,129,835 For; 1,701,273 Against; and 20,482 Abstentions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: May 18, 2010	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer